TOWER COLORADO
                            OFFICE BUILDING LEASE

     THIS LEASE is made this 15th day of December, 1995, between PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY, a Tennessee Corporation ("Landlord") and EXECUTIVE TELECARD SA, ("Tenant"),

     1. PREMISES: Landlord hereby leases to Tenant those certain premises designated on the Plans attached hereto as EXHIBIT A and incorporated herein by this reference (hereinafter the "Premises"), consisting of a total of approximately 8,095 square feet of space (Rentable Area) on the 10th floor, Suite 1000 of the building known as Tower Colorado located at 1720 S. Bellaire, Denver, Colorado 80222 (hereinafter the "Building"), located on the real property more particularly described on EXHIBIT B attached hereto and incorporated herein by this reference, together with a non-exclusive right, subject to the provisions hereof, to use all appurtenances thereunto, including, but not limited to, parking garage, parking areas and any other areas designated by Landlord for use by tenants of the Building (the Building, real property on which the same is situated, parking areas, other areas and appurtenances are hereinafter collectively sometimes called the "Building Complex"). For purposes of this Lease, "Rentable Area" shall mean a measure of area expressed in square feet computed by measuring the distance between the walls which enclose the floor to the inside finished surface of the dominant portion of the permanent outer building walls, exclusive of any major vertical penetrations of the floor and inclusive of columns and projections necessary to the building. Major vertical penetrations shall mean stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, and their enclosing walls, which serve more than one floor of the building, but shall not include stairs, dumb-waiters, lifts, and the like, exclusively serving a tenant occupying the leased premises. This Lease is subject to the terms, covenants and conditions set forth herein and Tenant and Landlord each covenant as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions to be kept and performed by them.

     2.   TERM:

          A. The term of this Lease shall be for sixty (60) months (the "Primary Lease Term") commencing at 12:01 a.m. on January 1, 1995, (the "Commencement Date") and terminating at 12:00 midnight on DECEMBER 31, 2000 (the "Termination Date"), unless sooner terminated pursuant to the terms hereof. In the event the Premises are not "Ready for Occupancy" as such term is defined in Paragraph 22 hereof, the Commencement Date shall mean and refer to the date the Premises are Ready for Occupancy. Occupancy will occur no later than 120 days after the leases are fully executed and can occur as soon as all or part of the Premises is substantially complete.

          B. If, as a result of the postponement or acceleration of the Commencement Date, the term would begin other than on the first day of the month, Tenant shall pay proportionate rent at the same monthly rate set forth herein (also in advance) for such partial month and all other terms and conditions of this Lease shall be in force and effect during such partial month, and the end of the term hereof shall be adjusted to a date which is the last day of the month 60 months after the Commencement Date. Tenant agrees to execute and deliver to Landlord, in form attached hereto as EXHIBIT C, an Estoppel and Commencement Date Certificate, within ten
(10) days of the date the term commences, certifying as to the actual commencement and termination dates of the term, the rent commencement date, if different, and such other matters as may be required by Landlord.

     3. RENT: Tenant shall pay to Landlord, rent for the Premises ("Base Rent") as follows:

          A. During the 1 through 12 months of the Primary Lease Term, the sum of $109,282.56 Dollars ($ ONE HUNDRED NINE THOUSAND TWO HUNDRED EIGHTY TWO AND 56/100) per year, payable in 12 equal monthly installments of $9,106.88 Dollars ($NINE THOUSAND ONE HUNDRED SIX AND 88/100);

          B. During the 13 through 24 months of the Primary Lease Term, the sum of $113,330.04 Dollars ($ ONE HUNDRED THIRTEEN THOUSAND THREE HUNDRED THIRTY AND 4/100) per year, payable in 12 equal monthly installments of $9,444.17 Dollars ($ NINE THOUSAND FOUR HUNDRED FORTY FOUR AND 17/100);

          C. During the 25 through 36 months of the Primary Lease Term, the sum of $117,377.52 Dollars ($ ONE HUNDRED SEVENTEEN THOUSAND THREE HUNDRED SEVENTY SEVEN AND 52/100) per year, payable in 12 equal monthly installments of $9,781.46 Dollars ($ NINE THOUSAND SEVEN HUNDRED EIGHTY ONE AND 46/100);

          D. During the 37 through 48 months of the Primary Lease Term, the sum of $121,425.00 Dollars ($ ONE HUNDRED TWENTY ONE THOUSAND FOUR HUNDRED TWENTY FIVE AND NO/100) per year, payable in 12 equal monthly installments of TEN THOUSAND ONE HUNDRED EIGHTEEN AND 75/100 Dollars ($10,118.75);

          E. During the 49 through 60 months of the Primary Lease Term, the sum of $125,472.48 Dollars ($ ONE HUNDRED TWENTY FIVE THOUSAND FOUR HUNDRED SEVENTY TWO AND 48/100) per year, payable in 12 equal monthly installments of $10,456,04 Dollars ($ TEN THOUSAND FOUR HUNDRED FIFTY SIX AND 4/100);

               All installments of Base Rent shall be payable in advance, on the first (1st) day of each calendar month during the term hereof.
Rent for the first and last months of the term hereof shall be prorated based upon the number of days during each of said months that the Lease term was in effect. One monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant. All Base Rent shall be paid without notice, demand, deduction or offset, at the office of Landlord or to such other person or at such other place as Landlord may designate in writing. Tenant shall pay to Landlord as "Additional Rent" all other sums due under this Lease.

     4. It is agreed that Tenant, concurrently with the execution of this Lease, has deposited with Landlord, and will keep on deposit at all times during the term hereof, the sum of NINE THOUSAND ONE HUNDRED SIX AND 88/100 Dollars ($9,106.88), the receipt of which is hereby acknowledged, as security for the payment by Tenant of the rent and all other sums herein agreed to be paid and for the faithful performance of all the terms, conditions and covenants of this Lease. If, at any time during the term hereof, Tenant shall be in default in the performance of any provisions of this Lease, Landlord shall have the right, but shall not be obligated, to use said deposit, or so much thereof as necessary, in payment of any rent in default, reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by the Landlord by reason of Tenant's default. In such event, Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said deposit to its original amount. In the event said deposit has not been utilized as aforesaid, said deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to Tenant, without interest, within sixty (60) days after the termination of this Lease upon full performance of this Lease by Tenant and vacation of the Premises by Tenant. Landlord shall have the right, to commingle said deposit with other funds of Landlord. Landlord may deliver the funds deposited herein by Tenant to any purchaser of Landlord's interest in the Premises in the event such interest is sold, and thereupon Landlord shall be discharged from further liability with respect to such deposit. If the claims of Landlord exceed the amount of said deposit, Tenant shall remain liable for the balance of such claims.

     5.   RENT ADJUSTMENT:

          A. The following terms shall have the following meanings with respect to the provisions of this Paragraph 5:

               (1) "Base Operating Expenses" shall mean an amount equal to the 1996 BASE YEAR actual Operating Expenses incurred by Landlord, as hereinafter defined. In the event that the actual Operating Expenses during any year are less than the Base Operating Expenses, Tenant shall not be entitled to any refund, credit or other form of reimbursement.

               (2) "Building Rentable Area" shall mean all rentable space available for lease in the Building. If there is a significant change in the aggregate Building Rentable Area, of a permanent nature, as a result of an addition to the Building, partial destruction thereof or similar circumstance, Landlord's accountants shall determine and make an appropriate adjustment to the provisions herein.

               (3) "Tenant's Pro Rata Share" shall mean a fraction, the numerator of which is the Rentable Area of the Premises (i.e., 8,095 square feet) and the denominator of which is the Building Rentable Area (i.e., 128,450 square feet), and is equal to 6.302%. At such time, if ever, any space is added to or subtracted from the Premises pursuant to the terms of this Lease, Tenant's Pro Rata Share shall be increased or decreased accordingly.

               (4)  "Operating Expenses" shall mean:

                    (a) All operating expenses of any kind or nature which are necessary, ordinary or customarily incurred with respect to the operation and maintenance of the Building Complex as determined in accordance with generally accepted accounting principles and shall include, but not be limited to:

                         (i)  Costs of supplies, including but not limited
to the cost of "re-lamping" all tenant lighting as the same may be required from time to time;

                        (ii) Costs incurred in connection with obtaining and providing energy for the Building Complex, including but not limited to costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources as well as costs for heating, ventilation, and air conditioning services ("HVAC");

                       (iii)  Costs of water and sanitary and storm
drainage services;

                        (iv) Costs of janitorial, window cleaning and security services, if any;

                         (v)  Costs of general maintenance and repairs,
including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in connection with such maintenance and repair work;

                        (vi) Costs of maintenance and replacement of plants and landscaping; and costs of maintenance, repair, striping and repaving of parking areas, common areas, plazas and other areas used by tenants of the Building Complex, including trash and snow removal;

                       (vii) Any fees, costs or assessments imposed by any property owners association;

                      (viii) Insurance premiums, including fire and all-risk coverage, together with loss of rent endorsement; public liability insurance; and any other insurance carried by Landlord on the Building Complex or any component parts thereof;

                        (ix)  Labor costs, including wages and other
payments, costs to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare fringe benefits and all legal fees and other costs or expenses incurred in resolving any labor disputes;

                         (x)  Professional building management fees;

                        (xi) Legal, accounting, inspection and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or reasonably to improve the operation, maintenance or state of repair of the Building Complex) incurred for the normal, prudent operation of the Building Complex and a general overhead and administrative charge equal to two percent (2%) of all Operating Expenses;

                       (xii)  The costs of capital improvements and
structural repairs and replacements made in or to the Building Complex or the cost of any machinery or equipment installed in the Building Complex in order to comply with, in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building Complex (herein, "Required Capital Improvement"), the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein, "Cost Savings Improvements"); and a reasonable annual reserve for all other capital improvements and structural repairs and replacements reasonably necessary to permit Landlord to maintain the Building as a first class office building. The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord's accountants), provided that the amortized amount of any Cost Savings Improvement shall be limited in any year to the reduction in Operating Expenses as a result thereof; and

                      (xiii) "Real Estate Taxes" including all real property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority, including any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments; provided, however, that any taxes which shall be levied on the rentals of the Building Complex shall be determined as if the Building Complex were Landlord's only property and provided further, that in no event shall the term "Taxes and Assessments", as used herein, include any federal, state or local income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes; such term shall, however, include gross taxes on rentals and expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such Taxes or Assessments (all of the foregoing are collectively referred to herein as "Taxes"). "Assessments" shall include any and all so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building or the Building Complex, or against any legal or equitable interest of Landlord therein, For the purposes of this Lease, any special assessment shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. If the Building Complex has not been fully assessed as a completed project, for the purposes of computing the Real Estate Taxes for any adjustment required herein, the same shall be increased by Landlord's Accountants, in accordance with their estimate of what the assessment will be, upon full completion of the Building Complex, including installation of all tenant finish items.

                       (xiv) Any other expense which under generally accepted accounting principles would be considered a normal maintenance or operating expense.

                         If Landlord selects an accrual accounting basis
for calculating Operating Expenses, Operating Expenses shall be deemed to have been paid when such expenses have accrued in accordance with generally accepted accounting principles. The Landlord will cap all controllable expenses at seven percent (7%) per annum. The uncontrollable expenses will include any taxes, insurance, or utility expenses.

                    (b) Operating Expenses shall expressly exclude Landlord's income taxes; leasing commissions, advertising and promotional expenses; interest on debt or amortization payments on any mortgages or deeds of trust except costs of repairs or other work occasioned by fire, windstorm or other casualty to the extent of insurance proceeds received; and any other expense which under generally accepted accounting principles would not be considered a normal maintenance or operating expense, except as otherwise specifically provided herein.

               (5) It is hereby agreed that commencing JANUARY 1, 1997, Tenant shall pay to Landlord as Additional Rent during the balance of the term hereof an estimate of Tenant's Pro Rata Share of Operating Expenses for the calendar year in excess of the Base Operating Expenses as reasonably estimated by Landlord, payable monthly, at the rate of one twelfth (1/12) thereof, on the same date and at the same place Base Rent is payable, with an adjustment to be made between the parties at a later date as hereinafter provided. Landlord shall deliver to Tenant, as soon as practicable following the end of any calendar year, an estimate of the Operating Expenses for the new calendar year (the "Budget Sheet"). Until receipt of the Budget Sheet, Tenant shall continue to pay its monthly Tenant's Pro Rata Share of Operating Expenses based upon the estimate for the preceding calendar year. To the extent that the Budget Sheet reflects an estimate of Tenant's Pro Rata Share of Operating Expenses for the new calendar year greater than the amount actually paid to the date of receipt of the Budget Sheet for the new calendar year, Tenant shall pay such amount to Landlord within thirty (30) days of receipt of the Budget Sheet. Upon receipt of the Budget Sheet, Tenant shall thereafter pay the amount of its monthly Tenant's Pro Rata Share of Operating Expenses as set forth in the Budget Sheet. As soon as practicable following the end of any calendar year, but not later than May 1st, Landlord shall submit to Tenant a statement in reasonable detail describing the computations of the Operating Expenses setting forth the exact amount of Tenant's Pro Rata Share of Operating Expenses for the calendar year just completed (the "Statement"), and the difference, if any, between the actual Tenant's Pro Rata Share of Operating Expenses for the calendar year just completed and the estimated amount of Tenant's Pro Rata Share of Operating Expenses paid by Tenant to Landlord. Notwithstanding the foregoing, Landlord's failure to deliver the Statement to Tenant on or before May 1st, shall in no way serve as a waiver of Landlord's rights under this Paragraph. To the extent that the actual Tenant's Pro Rata Share of Operating Expenses for the period covered by the Statement is higher than the estimated Tenant's Pro Rata Share of Operating Expenses which Tenant previously paid during the calendar year just completed, Tenant shall also pay to Landlord such balance within thirty (30) days following receipt of the Statement from Landlord. To the extent that the actual Tenant's Pro Rata Share of Operating Expenses for the period covered by the Statement is less than the estimated Tenant's Pro Rata Share of Operating Expenses which Tenant previously paid during the calendar year just completed, Landlord shall credit the excess against any sums then owing or next becoming due from Tenant under the Lease.

                    (a) If the Lease term hereunder covers a period of less than a full calendar year during the first or last calendar years of the term hereof, Tenant's Pro Rata Share of Operating Expenses for such partial year shall be calculated by proportionately reducing the Base Operating Expenses to reflect the number of months in such year during which Tenant leased the Premises (the "Adjusted Base Operating Expenses"). The Adjusted Base Operating Expenses shall then be compared with the actual Operating Expenses for said partial year to determine the amount, if any, of any increases in the actual Operating Expenses for such partial year over the Adjusted Base Operating Expenses. Tenant shall pay Tenant's Pro Rata Share of any such increases within ten (10) days following receipt of notice thereof.

                    (b) Tenant shall have the right at its own expense and at a reasonable time (after written notice to Landlord) within thirty
(30) days of the date of the Statement to audit Landlord's books relevant to the Additional Rent due under this Paragraph 5. In the event Tenant does not audit Landlord's books and deliver the results thereof to Landlord within said 30-day period, the terms and amounts set forth in the Statement shall be deemed conclusive and final and Tenant shall have no further right to adjustment. In the event Tenant's examination reveals that an error has been made in Landlord's determination of Tenant's Pro Rata Share of Operating Expenses and Landlord agrees with such determination, then the amount of such adjustment shall be payable by Landlord or Tenant, to the other party as the case may be. In the event Tenant's examination reveals an error has been made in Landlord's determination of Tenant's Pro Rata Share of Operating Expenses, and Landlord disagrees with the results thereof, Landlord shall have thirty
(30) days to obtain an audit from an accountant of its choice to determine Tenant's Pro Rata Share of Operating Expenses. In the event Landlord's accountant and Tenant's accountant are unable to reconcile their audits, both accountants shall mutually agree upon a third accountant, whose determination of Tenant's Pro Rata Share of Operating Expenses shall be conclusive. In the event the amount of error by Landlord is determined to be ten percent (10%) or more, the reasonable costs of the three audits made pursuant to this subparagraph shall be paid by Landlord. In the event the amount of error by Landlord is determined to be less than ten percent (10%), the reasonable costs of the three audits made pursuant to this subparagraph shall be paid by Tenant.

                    (c) Landlord's failure during the Lease term to prepare and deliver any statements or bills, or Landlord's failure to make a demand under this Paragraph or under any other provision of this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect any items of Additional Rent which may have become due pursuant to this Paragraph during the term of this Lease. Tenant's liability for all Additional Rent due under this Paragraph 5 shall survive the expiration or earlier termination of this Lease.

     6.   CHARACTER OF OCCUPANCY:

          A. The Premises are to be used for general offices not inconsistent with the character and type of tenancy found in comparable first-class office buildings in the Metropolitan Denver area and for no other purpose without the prior written consent of Landlord. Tenant shall, at its sole expense, comply with all laws, rules and regulations applicable to the Premises and procure all permits or licenses required for the transaction of business at the Premises.

          B. Tenant shall not suffer nor permit the Premises nor any part thereof to be used in any manner, nor anything to be done therein, nor suffer or permit anything to be brought into or kept therein, which would in any material way (i) make void or voidable any fire or liability insurance policy then in force with respect to the Building Complex, (ii) make unobtainable from reputable insurance companies authorized to do business in the state where the Premises are located any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate at standard rates, (iii) cause or in Landlord's reasonable opinion be likely to cause physical damage to the Building Complex or any part thereof, (iv) constitute a public or private nuisance, (v) impair, in the opinion of Landlord, the appearance, character or reputation of the Building Complex, (vi) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into the Building flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants of the Building, (vii) impair or interfere with any of the Building services or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, or annoyance to Landlord or any of the other tenants or occupants of the Building Complex, any such impairment or interference to be based upon the judgment of Landlord, (viii) increase on an ongoing periodic basis the pedestrian traffic in and out of the Premises or the Building above an ordinary level, (ix) create waste in, on or around the Premises, Building, or Building Complex, or (x) make any noise or set up any vibration which will disturb other tenants, except in the course of permitted repairs or alterations at times permitted by Landlord.

          C. Tenant shall not use the Premises nor permit anything to be done in or about the Premises or Building Complex which will in any way conflict with any law, statute, ordinance, protective covenants affecting the Building Complex or governmental or quasi-governmental rules or regulations now in force or which may hereafter be enacted or promulgated. Tenant shall give written notice within two (2) days from receipt thereof to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. Landlord shall give prompt notice to Tenant of any notice it receives relative to the violation by Tenant of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof.

     7.   SERVICES AND UTILITIES:

          A. Landlord agrees, without charge except as provided herein, and in accordance with standards from time to time prevailing for first-class office buildings in the Metropolitan Denver area, to furnish water to the Building for use in lavatories and drinking fountains (and to the Premises if the plans for the Premises so provide); during ordinary business hours to furnish such heated or cooled air to the Premises as may, in the judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises provided that Tenant complies with the recommendations of Landlord's engineer or other duly authorized representative, regarding occupancy and use of the Premises; to provide janitorial services for the Premises (including such interior and exterior window washing as may be required), such janitorial services to be provided five days a week (Exhibit H), except for "Holidays" as herein defined; during ordinary business hours to cause electric current to be supplied for lighting the Premises and public halls; and to furnish such snow removal services to the Building Complex as may, in the judgment of Landlord, be reasonably required for safe access to the Building Complex.

          B. Landlord shall provide electricity for normal office purposes including but not limited to fluorescent and incandescent lighting, including task and task ambient lighting systems and for normal office equipment including but not limited to duplicating (reproduction) machines, communications and audio visual equipment, vending machines, portable computers (provided they do not require any additional voltage or special electrical requirements) executive kitchen equipment and internal communication systems (which may include piped-in music). To the extent that electric current is utilized in excess of the amounts indicated above, Tenant's rent shall be increased from time to time by Landlord in such amounts to cover the cost of providing such increased use. Landlord shall have the right, if it determines based on its own judgment that Tenant is using electric current for purposes other than those described above or for other than normal office use, to require Tenant to install a check meter to determine the amount which Tenant is utilizing. The cost of such excess usage, and check meter, including but not limited to monitoring, installation and repair thereof, shall be paid by Tenant.

          C. If Tenant requires water in excess of that usually furnished or supplied for use in the Premises as general office space, Tenant shall first procure the consent of Landlord for the use thereof. Tenant agrees to pay to Landlord such amounts as Landlord determines are necessary to cover the costs of such increased use of water, including, but not limited to, the cost of installation, monitoring, maintenance and repair of any check meter or other instrument necessary to measure the use of additional water.

          D. Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, elevator, electrical, janitorial, lighting or other services during any period when Landlord uses reasonable diligence to supply such services, or during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules or regulations, now or hereafter in force or effect, it being understood and agreed to by Tenant that Landlord may discontinue, reduce or curtail such services, or any of them at such times as it may be necessary by reason of accident, unavailability of employees, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, rules and regulations, or due to any other happening beyond the reasonable control of Landlord. In the event of any such interruption, reduction or discontinuance of Landlord's services, Landlord shall not be liable for damages to persons or property as a result thereof, nor shall the occurrence of any such event in any way be construed as an eviction of Tenant or cause or permit an abatement, reduction or setoff of rent, or operate to release Tenant from any of Tenant's obligations hereunder.

          E. Whenever heat generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises in the event Landlord's independent consulting engineer determines same are necessary as a result of Tenant's use of lights or equipment which generate heat loads in excess of those for which the HVAC system is designed and the cost therefor, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

          F. In the event that Tenant has any special or additional electrical or mechanical requirements related to its use of the Premises, any such electrical or mechanical equipment must be located within the Premises. Such electrical or mechanical requirements, for the purposes hereof, shall include by way of example, but not limitation, any internal telephone system. The foregoing shall in no way be construed as granting to Tenant additional rights to use any such special or additional electrical or mechanical equipment in its Premises without the prior written consent of Landlord. Any additional cost or expense related to or resulting from such electrical or mechanical requirements shall be the sole obligation of Tenant.

          G. If Tenant requires HVAC service beyond ordinary business hours (hereafter "After Hours Usage"), such service must be requested from the Building manager at least twenty-four (24) hours prior thereto. After Hours Usage shall only be supplied in full floor increments of the Building, for a minimum of four (4) hour periods, with increments of one half (1/2) hour thereafter. Tenant shall reimburse Landlord, as Additional Rent, for all costs and expenses for After Hours Usage in accordance with tile then prevailing operational rate per hour per floor.

          Notwithstanding the foregoing, if in Landlord's determination Tenant's demand for After Hours Usage is or becomes excessive or sufficiently frequent as to warrant the same, Landlord may install, at Tenant's expense, separate meters to monitor or control Tenant's After Hours Usage, with all costs for the installation, maintenance and repair of such meter to be paid by Tenant.

     8. QUIET ENJOYMENT: Subject to the provisions of this Lease, Landlord covenants that Tenant on paying the rent and performing the covenants of this Lease on its part to be performed shall and may peacefully and quietly have, hold and enjoy the Premises for the term of this Lease. Landlord shall not be responsible for the acts or omissions of any other tenant or third party which may interfere with Tenant's use and enjoyment of the Premises. In the event of any transfer or transfers of Landlord's interest in the Premises or in the real property of which the Premises are a part, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

     9.   MAINTENANCE AND REPAIRS:

          A. Notwithstanding any other provisions of this Lease, Landlord shall repair and maintain in a first-class condition the structural portions of the Building, including the elevators, plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of Tenant, its agents, servants, employees, licensees or invitees, in which case Tenant shall pay to Landlord, on demand, the cost of such maintenance and repairs less the amount of any insurance proceeds received by Landlord on account thereof, if applicable. Landlord shall also maintain and keep in good order and repair the Building roof; the curtain wall, including ALL glass connections at the perimeter of the Building; all exterior doors, including any exterior plate glass within the Building; the Building ventilating systems, elevators; escalators; Building telephone and electrical closets; public portions of the Building or Building Complex, including but not limited to the balconies, landscaping, walkways, and upper floor lobbies and corridors, and interior portions of the Building above and below grade which are not covered by leases.

          B. Tenant, at Tenant's sole cost and expense, except for services furnished by Landlord pursuant to Paragraph 7 hereof, shall maintain, in good order, condition and repair, the Premises, including the interior surfaces of the ceilings (if damaged or discolored due in whole or in part to the act, neglect, omission or fault of Tenant), walls and floors, all doors, interior glass partitions or glass surfaces (not exterior windows) and pipes, electrical wiring, switches, fixtures and other special items, subject to the provisions of Paragraph 15 hereof. In the event Tenant fails to so maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to maintain the Premises. In the event Tenant fails to promptly commence such work and diligently pursue it to completion, then Landlord shall have the right, but shall not be required, to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. The funds so expended plus twenty percent (20%) of such amounts as an overhead/administrative charge shall be due and payable by Tenant within ten (10) days after receipt of Landlord's invoice therefor. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

     10.  ALTERATIONS AND ADDITIONS:

          A. Tenant shall make no alterations, additions or improvements to the Premises or any part thereof without obtaining the prior written consent of Landlord. Tenant shall submit any such request to Landlord at least thirty (30) days prior to the proposed commencement date of such work. Landlord may impose, as a condition to such consent, and at Tenant's sole cost, such requirements as Landlord may deem necessary in its judgment, including without limitation, the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed and the times during which the work is to be accomplished, approval of all plans and specifications and the procurement of all licenses and permits. Landlord shall be entitled to post notices on and about the Premises with respect to Landlord's non-liability for mechanics' liens and Tenant shall not permit such notices to be defaced or removed, Tenant further agrees not to connect any apparatus, machinery or device to the Building systems, including electric wires, water pipes, fire safety, heating and mechanical systems, without the prior written consent of Landlord.

          B. All alterations, improvements and additions to the Premises, including, by way of illustration but not by limitation, all counters, screens, grilles, special cabinetry work, partitions, paneling, carpeting, drapes or other window coverings and light fixtures, shall be deemed a part of the real estate and the property of Landlord excluding the swipe card security system, the safe and the remote surveillance systems, to be paid for by Tenant and not included in the Tenant Improvement Allowance and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance or injury at the end of the Lease term, whether by lapse of time or otherwise, unless Landlord, by notice given to Tenant no later than fifteen (15) days prior to the end of the term, shall elect to have Tenant remove all or any of such alterations, improvements or additions (excluding non-movable office walls), and in such event, Tenant shall promptly remove, at its sole cost and expense, such alterations, improvements and additions and restore the Premises to the condition in which the Premises were prior to the making of the same, reasonable wear and tear excepted. Any such removal, whether required or permitted by Landlord, shall be at Tenant's sole cost and expense, and Tenant shall restore the Premises to the condition in which the Premises were prior to the making of the same, reasonable wear and tear excepted. All movable partitions, machines and equipment which are installed in the Premises by or for Tenant, without expense to Landlord, and can be removed without structural damage to or defacement of the Building or the Premises, and all furniture, furnishings and other articles of personal property owned by Tenant and located in the Promises (all of which are herein called "Tenant's Property") shall be and remain the property of Tenant and may be removed by it at any time during the term of this Lease. However, if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Building or the Premises resulting from such removal. All additions or improvements which are to be surrendered with the Premises shall be surrendered with the Premises, as a part thereof, at the end of the term or the earlier termination of this Lease.

          C. If Landlord permits persons requested by Tenant to perform any alterations, repairs, modifications or additions, which shall not be unreasonably withheld, to the Premises, then prior to the commencement of any such work, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the state where the Premises are located evidencing that workmen's compensation, public liability insurance and property damage insurance, all in amounts, with companies and on forms satisfactory to Landlord, are in force and maintained by all such contractors and subcontractors engaged by Tenant to perform such work, All such policies shall name Landlord as an additional insured and shall provide that the same may not be canceled or modified without thirty (30) days prior written notice to Landlord.

          D. Tenant, at its sole cost and expense, shall cause any permitted alterations, decorations, installations, additions or improvements in or about the Premises to be performed in compliance with all applicable requirements of insurance bodies having jurisdiction, and in such manner as not to interfere with, delay, or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building, and so as to maintain harmonious labor relations in the Building.

     11.  ENTRY BY LANDLORD:

          A. Landlord and its agents shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purpose of examining or inspecting the same, to supply any services to be provided by Landlord hereunder, to show the same to prospective purchasers of the Building, to make such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable, and to show the same to prospective tenants of the Premises. Landlord and its agent may enter the Premises at all times and without advance notice for the purpose of responding to an actual or apparent emergency. Landlord may for the purpose of supplying scheduled janitorial services and evaluating janitorial services at any time and from time to time enter the Premises by means of a master key without liability to Tenant and without affecting this Lease. If, during the last 60 days of the term hereof, Tenant shall have removed substantially all of its property from the Premises, Landlord may immediately enter and alter, renovate and redecorate the Premises without elimination or abatement of rent or incurring liability to Tenant for any compensation.

          B. Tenant shall be entitled to four (4) sets of keys to the Premises. In the event Tenant needs any additional keys, such keys must be requested from Landlord. Tenant shall pay to Landlord the actual cost of making such additional keys.

     12. MECHANIC'S LIENS: Tenant shall pay or cause to be paid all costs for work done by or on behalf of Tenant or caused to be done by or on behalf of Tenant on the Premises of a character which will or may result in liens against Landlord's interest in the Premises, Building or Building Complex and Tenant will keep the Premises, Building and Building Complex free and clear of all mechanic's liens and other liens on account of work done for or on behalf of Tenant or persons claiming under Tenant. Tenant hereby agrees to indemnify, defend and save Landlord harmless of and from all liability, loss, damages, costs or expenses, including attorneys' fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials or supplies furnished to Tenant, including lien claims of laborers, materialmen or others. Should any such liens be filed or recorded against the Premises, Building or Building Complex with respect to work done for or materials supplied to or on behalf of Tenant or should any action affecting the title thereto be commenced, Tenant shall cause such liens to be released of record within ten (10) days after notice thereof. If Tenant desires to contest any such claim of lien, Tenant shall nonetheless cause such lien to be released of record by the posting of adequate security with a court of competent jurisdiction if provided by applicable law or statute of the state where the Premises are located. If Tenant shall be in default in paying any charge for which such a mechanic's lien or suit to foreclose such a lien has been recorded or filed and shall not have caused the lien to be released as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs associated therewith, and the amount so paid, together with interest at the Interest Rate and reasonable attorneys' fees incurred in connection therewith, shall be immediately due and payable from Tenant to Landlord as Additional Rent.

     13.  DAMAGE TO PROPERTY, INJURY TO PERSONS:

          A. Tenant, for itself and its legal representatives, successors and assigns, hereby indemnities and agrees to hold harmless Landlord, its agents, employees, contractors, legal representatives, successors and assigns, from any and all claims of liability for any injury or damage to any person or property whatsoever occurring in, on or about the Premises or the Building Complex or any part thereof, to the extent such injury or damage is caused by the negligence, fault or omission of Tenant, its agents, contractors, employees, licensees or invitees. Tenant further agrees to indemnify and to hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, employees, licensees or invitees. Such indemnities shall include by way of example, but not limitation, all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim, action or proceeding.

          B. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building Complex, or by any owner or occupant of adjoining or contiguous property. Landlord shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities of others. To the extent not covered by normal fire and extended coverage insurance, Tenant agrees to pay for all damage to the Building Complex, as well as all damage to persons or property of other tenants or occupants thereof, caused by the misuse, neglect, act, omission or negligence of Tenant or any of its agents, contractors, employees, licensees or invitees.

          C. Neither Landlord nor its agents or employees shall be liable for any damage to property entrusted to Landlord, its agents or employees, or employees of the building manager, if any, nor for the loss or damage to any property occurring by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness, or any other cause whatsoever; provided, however, nothing contained herein shall be construed to relieve Landlord from liability for any personal injury resulting from its gross negligence. Neither Landlord nor its agents or employees shall be liable for interference with the lights, view or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Building or Building Complex.

          Tenant shall give prompt notice to Landlord in case of fire or accidents in or about the Premises or the Building or of defects therein or in the fixtures or equipment located therein.

          D. In case any claim, demand, action or proceeding is made or brought against Landlord, its agents or employees, by reason of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, its agents or employees, or which gives rise to Tenant's obligation to indemnify Landlord, Tenant shall be responsible for all costs and expenses, including but not limited to reasonable attorneys' fees incurred in defending or prosecution of the same, as applicable.

     14.  INSURANCE:

          A. Landlord agrees to carry and maintain general public liability insurance against claims for personal injury, including death and property damage in or about the Building Complex (excluding Tenant's Property), such insurance to be in such amounts as Landlord (or its mortgagees) may deem appropriate. Such insurance may expressly exclude property paid for by tenants or paid for by Landlord for which tenants have reimbursed Landlord located in, or constituting a part of the Building or the Building Complex. Such insurance shall afford coverage for damages resulting from (a) fire, (b) perils covered by extended coverage insurance, and (c) explosion of steam and pressure boilers and similar apparatus located in the Building or the Building Complex. Landlord may carry such other additional insurance coverage as Landlord or Landlord's mortgagee deems appropriate including coverage for loss of rents. All such insurance shall be procured from a responsible insurance company or companies authorized to do business in the State where the Premises are located.

          B. Tenant shall, at its own cost, at all times during the term of this Lease and any extensions hereof, procure and maintain insurance for hazard, fire and extended coverage on Tenant's Property and the contents of the Premises in an amount equal to full replacement cost thereof, and comprehensive general liability insurance, including coverage for bodily injury, property damage, personal injury (employee and contractual liability exclusions deleted), products and completed operations, contractual liability, owner's protective liability, host liquor legal liability and broad form property damage with the following limits of liability: One Million Dollars ($1,000,000.00) each occurrence combined single limit for bodily injury, property damage and personal injury: Two Million Dollars ($2,000,000.00) aggregate for bodily injury and property damage for products and completed operations. All such insurance shall be procured from a responsible insurance company or companies authorized to do business in the State where the Premises are located, with general policyholder's ratings of not less than "A" and a financial rating of not less than "XI" in the most current available Best's Insurance Reports, and shall be otherwise satisfactory to Landlord. All such policies shall name Landlord as an additional insured, and shall provide that the same may not be canceled or altered except upon thirty
(30) days prior written notice to Landlord. All insurance maintained by Tenant shall be primary to any insurance provided by Landlord. If Tenant obtains any general liability insurance policy on a claims-made basis, Tenant shall provide continuous liability coverage for claims arising during the entire term of this Lease, regardless of when such claims are made, either by obtaining an endorsement providing for an unlimited extended reporting period in the event such policy is canceled or not renewed for any reason whatsoever or by obtaining new coverage with a retroactive date the same as or earlier than the expiration date of the canceled or expired policy. Tenant shall provide certificate(s) of such insurance to Landlord upon commencement of the Lease term and at least thirty (30) days prior to any annual renewal date thereof and upon request from time to time and such certificate(s) shall disclose that such insurance names Landlord as an additional insured, in addition to the other requirements set forth herein. The limits of such insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

          C. Each party agrees to use its best efforts to include in each of its policies insuring against loss, damage or destruction by fire or other casualty a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable
(i) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty; or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy. Each such policy which shall so name a party hereto as an additional insured shall contain, if obtainable, agreements by the insurer that the policy will not be canceled without at least thirty (30) days prior notice to both insureds and that the act or omission of one insured will not invalidate the policy as to the other insured. Any failure by either party, if named as an additional insured, promptly to endorse to the order of the other party, without recourse, any instrument for the payment of money under or with respect to the policy of which the other party is the owner or original or primary insured, shall be deemed a default under this Lease.

          D. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including the Building, Building Complex, the Premises and rental value or business interruption) occurring during the term of this Lease to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the above party as an additional insured as provided above.

          E. Neither Landlord, the Building manager, if any, nor their respective agents shall be liable for any damage to the property of Tenant or others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise and Tenant shall indemnity Landlord of and from any loss or damages, costs or actions Landlord may suffer or incur as a result of such loss or damage to Property.

     15.  DAMAGE OR DESTRUCTION TO BUILDING:

          A. In the event that the Premises or the Building are damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Building, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefor, provided such repairs and restoration can, in Landlord's reasonable opinion, be made within two hundred ten (210) days after the occurrence of such damage without the payment of overtime or other premiums, and until such repairs and restoration are completed, the Base Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business, as may be reasonably determined by Landlord, (but there shall be no abatement of Base Rent by reason of any portion of the Premises being unusable for a period equal to one day or less). Landlord agrees to notify Tenant within forty-five (45) days after such casualty if it estimates that it will be unable to repair and restore the Premises within said two hundred ten (210) day period. Such notice shall set forth the approximate length of time Landlord estimates will be required to complete such repairs and restoration. Notwithstanding anything to the contrary contained herein, if Landlord cannot or estimates it cannot make such repairs and restoration within said two hundred ten (210) day period, then Tenant may, by written notice to Landlord cancel this Lease, provided such notice is given to Landlord within fifteen (15) days after Landlord notifies Tenant of the estimated time for completion of such repairs and restoration. Notwithstanding the preceding sentence, Tenant may not cancel this Lease as hereinabove stated if the damage to the Premises or the Building is in whole or in part the result of the act, omission, fault or negligence of Tenant, its agents, contractors, employees, licensees or invitees. Except as provided in this Paragraph 15, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any such repairs, alterations or improvements in or to the Building, Premises or fixtures, appurtenances and equipment. Tenant understands that Landlord will not carry insurance of any kind on Tenant's Property, including furniture and furnishings, or on any fixtures or equipment removable by Tenant under the provisions of this Lease, or any improvement installed in the Premises by or on behalf of Tenant, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

          B. In case the Building throughout shall be so injured or damaged, whether by fire or otherwise (though the Premises may not be affected, or if affected, can be repaired within said 210 days) that Landlord, within sixty (60) days after the happening of such injury, shall decide not to reconstruct or rebuild the Building, then notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60) days, Tenant shall pay the rent, properly apportioned up to date of such casualty, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be released and discharged from all further obligations hereunder (except those obligations which expressly survive termination of the Lease term). A total destruction of the Building shall automatically terminate this Lease.

     16.  CONDEMNATION:

          A. If the whole of the Premises or so much thereof as to render the balance unusable by Tenant for the proper conduct of its business shall be taken under power of eminent domain or transferred under threat thereof, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such election within thirty (30) days after such conveyance or taking possession, whichever is earlier, shall forthwith cease and terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. No award for any partial or entire taking shall be apportioned and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Notwithstanding the foregoing, Tenant shall be entitled to seek, directly from the condemning authority, an award for its removable trade fixtures, equipment and personal property and relocation expenses, if any, to the extent Landlord's award is not diminished. In the event of a partial taking which does not result in a termination of this Lease, Base Rent shall be reduced in proportion to the reduction in the size of the Premises so taken and this Lease shall be modified accordingly. Promptly after obtaining knowledge thereof, Landlord or Tenant, as the case may be, shall notify the other of any pending or threatened condemnation or taking affecting the Premises or the Building.

          B. If all or any portion of the Premises shall be condemned or taken for governmental occupancy for a limited period, this Lease shall not terminate and Landlord shall be entitled to receive the entire amount of any such award or payment thereof as damages, rent or otherwise.
Tenant hereby assigns to Landlord any award which may be made in such temporary taking, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Tenant shall be entitled to receive an abatement of Base Rent in proportion to the reduction in the size of the Premises so taken.

     17.  ASSIGNMENT AND SUBLETTING:

          A. Tenant shall not permit any part of the Premises to be used or occupied by any persons other than Tenant and its employees, nor shall Tenant permit any part of the Premises to be used or occupied by any licensee or concessionaire or permit any persons other than Tenant, its employees and invitees, to be upon the Premises. Tenant shall not voluntarily, by operation of law, or otherwise, assign, transfer or encumber this Lease or any interest herein nor sublet or part with possession of all or any part of the Premises (any and all of which shall hereinafter be referred to as "Transfer") without Landlord's prior written consent. That consent will not be unreasonably withheld. Any Transfer without the prior written consent of Landlord shall constitute a default hereunder and shall be void ab initio and shall confer no rights upon any third party, notwithstanding Landlord's acceptance of rent payments from any purported transferee. Landlord's consent to any requested assignment of this Lease or subletting of all or any part of the Premises shall be subject to the following conditions:

               (1) such consent and resulting subletting or assignment shall not relieve Tenant of its primary obligations hereunder, including the obligation for payment of all rents due hereunder;

               (2) Landlord, at its option and from time to time, may collect the rent from the subtenant or assignee, and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed an acceptance by Landlord of the subtenant or assignee as the tenant hereof, or a release of Tenant from further performance of covenants on the part of Tenant herein contained;

               (3) any such subtenant or assignee shall be a company or other entity of good repute, engaged in a business or profession compatible with and in keeping with the then standards of the Building and financially capable of performing its obligations with respect to the
Premises:

               (4) such subtenant or assignee shall assume and agree to perform all of Tenant's obligations under this Lease insofar as they pertain to the space so sublet or assigned; and

               (5) Tenant is not in default of any term or condition of this Lease at the time it requests Landlord's consent.

          B. In the event of any Transfer of this Lease or all or any part of the Premises by Tenant, Landlord in addition to any rights contained herein, shall have the option, at its discretion, to collect and receive the excess of rent due to Tenant from such sublessee or assignee over the Base Rent due hereunder. Further, in the event of any Transfer of this Lease of all or any part of the Premises by Tenant without the prior written consent of Landlord, Landlord, in addition to any rights contained herein shall have the following options, at its discretion:

                    (1) To give Tenant written notice of Landlord's intention to terminate this Lease on the date such notice is given or on any later date specified therein, whereupon, on the date specified in such notice, Tenant's right to possession of the Premises shall cease and this Lease shall thereupon be terminated, except as to any incompleted obligations of Tenant; or

                    (2) To re-enter and take possession of the Premises or the part thereof subject to such Transfer, and to enforce all rights of Tenant, and receive and collect all rents and other payments due to Tenant, in accordance with such sublet or assignment of the Premises, or any part thereof, as if Landlord was the sublettor or assignor, and to do whatever Tenant is permitted to do pursuant to the terms of such sublease or assignment.

          C. The sale of all or a majority of the stock of Tenant, if Tenant is a corporation, or the sale of all or a majority of the ownership interest in Tenant, if Tenant is a partnership, or the sale of all or substantially all of the assets of Tenant shall constitute a Transfer for purposes of this Lease. Landlord recognizes that Executive Telecard is a publicly traded company on the NASDAQ Exchange. As long as Executive Telecard continues the public trading of such stock it will not constitute a transfer as defined herein.

          D. At the time of making a request for Landlord's consent to a Transfer and not less than thirty (30) days prior to the proposed effective date thereof, Tenant shall provide to Landlord such information as Landlord, its accountants and attorneys, shall reasonably require with respect to such proposed Transfer, including but not limited to name and address of the proposed transferee, description of business operations, financial information and certificate of corporate authority and good standing or partnership certificate, as applicable.

          E. Consent of Landlord to a Transfer shall not relieve Tenant from seeking consent to any subsequent Transfers.

          F. Subletting or assignments by subtenants or assignees shall not be permitted under any circumstances, nor shall Tenant be permitted to assign this Lease or sublet all or any part of the Premises during any period of time that all or any portion of the Base Rent is abated. Further, no option to renew or extend the term of this Lease or to lease additional space, if any, shall be exercisable by any subtenant or assignor.

          G. All subleases or assignments shall be in writing and a copy thereof provided to Landlord within ten (10) days of its effective date. All subleases shall further contain an express provision that in the event of any default by Tenant under this Lease and upon notice thereof to the subtenant from Landlord, all rentals payable by the subtenant shall be paid directly to Landlord, for the Tenant's account, until subsequent notice from Landlord that such default has been cured. Notwithstanding the foregoing, receipt by Landlord of rent directly from the subtenant shall not be considered a waiver of the default on the part of Tenant, nor an acceptance of such subtenant.

     18. ESTOPPEL CERTIFICATE: Tenant further agrees at any time and from time to time on or before five (5) days after written request by Landlord, to execute, acknowledge and deliver to Landlord an estoppel certificate certifying (to the extent it believes the same to be true) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid, if any, that Tenant claims no present charge, lien, claim or offset against rent, the rent is not prepaid for more than one month in advance and such other matters as may be reasonably required by Landlord, Landlord's mortgagee, or any potential purchaser of the Building, it being intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord's interest herein, or a holder of any mortgage or deed of trust encumbering any portion of the Building Complex. Tenant's failure to deliver such statement within such time shall be a default under this Lease.

     19.  DEFAULT:

          A. The following events (herein referred to as an "event of default") shall constitute a default by Tenant hereunder;

               (1) Tenant shall fail to pay when due any installment of Base Rent, Additional Rent or any other amounts payable hereunder;

               (2) This Lease or the estate of Tenant hereunder shall be transferred to or shall press to or devolve upon any other person or party in violation of the provisions of this Lease, except as permitted herein;

               (3) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof;

               (4) Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors;

               (5) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant shall be instituted against Tenant, or a receiver or trustee shall be appointed of all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within thirty
(30) days after such institution or appointment;

               (6) Tenant shall fail to take possession of the Premises within thirty (30) days of the Commencement Date;

               (7) Tenant shall abandon or permanently vacate the Premises for ten (10) consecutive days;

               (8) Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed (other than the obligation to pay rent or any other charges payable hereunder), and such nonperformance shall continue for a period of fifteen (15) days after notice thereof by Landlord to Tenant; provided, however, that if Tenant cannot reasonably cure such nonperformance within fifteen (15) days, Tenant shall not be in default if it commences cure within said fifteen (15) days and diligently pursues the same to completion, with completion occurring in all instances within sixty (60) days;

               (9) Tenant shall, for reasons other than those specifically permitted in this Lease, cease to conduct continually its normal business operations in the Premises, or fail to, from the Commencement Date throughout the term of this Lease and any renewals hereof, do any of the following: (i) keep the phone lines in the Premises hooked up with adequate personnel to operate the same; or (ii) operate its normal business activities as an active and ongoing entity consistent with generally accepted standards in the industry;

               (10) Tenant shall fail to obtain a release of any mechanic's lien, as required herein;

               (11) A guarantor of this Lease, if any, or a general partner of Tenant (if Tenant is a general or limited partnership), becomes a debtor under any state or federal bankruptcy proceedings, or becomes subject to receivership or trusteeship proceedings, whether voluntary or involuntary; except in the case of a guarantor, Tenant shall not be in default if a substitute guarantor, with acceptable creditworthiness and financial abilities in light of the responsibilities of Tenant hereunder, and otherwise acceptable to Landlord, is provided to Landlord within fifteen (15) days; and

               (12) All or any part of the personal property of Tenant is seized, subject to levy or attachment, or similarly repossessed or removed from the Premises.

          B. Upon the occurrence of an event of default, Landlord shall have the right, at its election, then or at any time thereafter and while any such event of default shall continue, either:

               (1) To give Tenant written notice of Landlord's intention to terminate this Lease on the date such notice is given or on any later date specified therein, where-upon, on the date specified in such notice, Tenant's right to possession of the Premises shall cease and this Lease shall thereupon be terminated; provided however, all of Tenant's obligations, including but not limited to, the amount of Base Rent and other obligations reserved in this Lease for the balance of the term hereof, shall immediately be accelerated and due and payable.

               (2) To re-enter and take possession of the Premises or any part thereof and repossess the same as Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be reasonably necessary, without being liable for prosecution thereof, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to re-enter the Premises as provided in this Paragraph 19(b)(2) or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its discretion, may determine, and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon such reletting.
No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry and/or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event, this Lease will terminate as specified in said notice.

          C. In the event that Landlord does not elect to terminate this Lease as permitted in Paragraph 19(b)(1) hereof, but on the contrary, elects to take possession as provided in Paragraph 19(b)(2), Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less
(ii) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's expenses in connection with such reletting, including but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such reletting. Tenant shall pay such rent and other sums to Landlord monthly on the days on which the rent would have been payable hereunder if possession had not been retaken.

          D. In the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of the aggregate of the rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the term over the aggregate rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present worth at the rate of eight percent (8%) per annum. Alternatively, at Landlord's option, Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums arising under the Lease for the balance of the term had the Lease not been terminated, less the net proceeds, if any, from any subsequent reletting, after deducting all expenses associated therewith and as enumerated above. Landlord shall be entitled to receipt of such amounts from Tenant monthly on the days on which such sums would have otherwise been payable.

          E. Suit or suits for the recovery of the amounts and damages set forth above may be brought by Landlord, from time to time, at Landlord's election and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be.

          F. After an event of default by Tenant, Landlord may sue for or otherwise collect all rents, issues and profits payable under all subleases on the Premises, including those past due and unpaid.

          G. After an event of default by Tenant, Landlord may without terminating this Lease, enter upon the Premises, with force if necessary, without being liable for prosecution of any claim for damages, without being deemed guilty of any manner of trespass and without prejudice to any other remedies, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with the Tenant's obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this subparagraph caused by the negligence of Landlord or otherwise.

     H. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition thereof or to exercise any right or remedy consequent upon a breach hereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any unilateral termination of this Lease, this Lease shall continue in force and effect as to any provisions hereof which require observance or performance of Landlord or Tenant subsequent to termination.

          I. Nothing contained in this Paragraph shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Paragraph.

          J. Any rents or other amounts owing to Landlord hereunder which are not paid within five (5) days of the date they are due, shall thereafter bear interest from the due date at the rate of eighteen percent (18%) per annum ("Interest Rate") until paid. Similarly, any amounts paid by Landlord to cure any default of Tenant or to perform any obligation of Tenant, shall, if not repaid by the Tenant within five (5) days of demand by Landlord, thereafter bear interest from the date paid by Landlord at the Interest Rate until paid. In addition to the foregoing, Tenant shall pay to Landlord whenever any Base Rent, Additional Rent or any other sums due hereunder remain unpaid more than five (5) days after the due date thereof, an administrative charge to compensate Landlord for the costs and expenses associated with handling a delinquent account equal to ten percent (10%) of the amount due. Further, in the event of default by Tenant, in addition to all other rights and remedies, Landlord shall be entitled to receive from Tenant all sums, the payment of which may previously have been waived or abated by Landlord, or which may have been paid by Landlord pursuant to any agreement to grant Tenant a rental abatement or other monetary inducement or concession, including but not limited to any tenant finish allowance or moving allowance, together with interest thereon from the date or dates such amounts were paid by Landlord or would have been due from Tenant but for the abatement, at the Interest Rate, until paid; it being understood and agreed that such concession or abatement was made on the condition and basis that Tenant fully perform all obligations and covenants under the Lease for the entire term.

          K. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive or declaratory relief and specific performance. The exercise or commencement of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or subsequent exercise by Landlord of any or all other rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including by way of example, but not limitation, reasonable attorneys' fees from the date any such matter is turned over to an attorney, shall also be recoverable by Landlord from Tenant. Landlord and Tenant agree that any action or proceeding arising out of this Lease shall be heard by a court sitting without a jury and thus hereby waive all rights to a trial by jury.

     20. LANDLORD'S LIEN: As security for the payment of rent, damages and all other payments required to be made under this Lease, Tenant hereby grants to Landlord a lien upon all property INCLUDED IN EXHIBIT I, of Tenant now or hereafter located upon the Premises. If Tenant abandons or vacates any portion of the Premises or is in default in the payment of any rentals, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Landlord may enter upon the Premises, without being liable for any claim of damages, without being deemed guilty of any manner of trespass, and without prejudice to any other remedy which it may have for possession or arrearages in rent and take possession of all or any part of such personal property, and may sell and convey all or any part of such personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash and on behalf of Tenant, delivering to the highest bidder all of Tenant's title and interest in the personal property so sold. The proceeds of such sale of the personal property shall be applied by Landlord toward the reasonable costs and expenses of the sale, including attorneys' fees, and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease; any excess proceeds shall be paid to Tenant or any other person entitled thereto by law. The above not to include Exhibit "I".

     21.  INTENTIONALLY DELETED.

     22.  COMPLETION OF PREMISES:

          A. Landlord has agreed to complete the Premises as more fully set forth in a work letter (the "Work Letter") attached hereto and incorporated herein as EXHIBIT D. Other than as set forth in the Work Letter, Landlord shall have no obligation for the completion of the Premises, and Tenant shall accept the Premises in its "as is" condition on the Commencement Date. Landlord shall not have any obligation for the repair or replacement of any portions of the interior of the Premises, including but not limited to carpeting, draperies, window coverings, wallcoverings or painting, which are damaged or wear out during the term hereof, regardless of the cause therefor, except as may otherwise be specifically set forth in this Lease. If the Premises are not Substantially Complete (as hereafter defined) on the Commencement Date, unless such delay is caused by Tenant, its agents or employees, the rental obligations hereunder shall not commence until the Premises are Substantially Complete, whereupon, this Lease and all covenants, conditions and terms hereof shall be in full force and effect; and the Termination Date hereof shall be postponed as set forth in paragraph 2(b). The postponement of the rent and term herein provided for such period shall be in full settlement for all claims which Tenant might have by reason of the Premises not being Substantially Complete on the Commencement Date. If Tenant wishes to take possession of all or any part of the Premises prior to the date the Premises are Substantially Complete, it must first secure the prior written consent of Landlord and such occupancy shall in no way hinder, delay or interfere with Landlord's work in completion of the Premises, and in such event, all terms and provisions of this Lease, including the obligation to pay rent at a rate equal to the monthly rate provided in Paragraph 3 (prorated accordingly) shall apply. "Substantially Complete" as that term is used herein shall mean the date when all major construction aspects of the Premises and any remodeling work to be performed by Landlord to the extent agreed to in the Work Letter are completed although minor items are not completed (including but not limited to, touch-up plastering or repainting which does not unreasonably interfere with Tenant's ability to carry on its business in the Premises). The certificate of the architect (or other representative of Landlord) in charge of supervising the completion or remodeling of the Premises shall control conclusively the date upon which the Premises are Substantially Complete. If Landlord is delayed in delivering the Premises to Tenant because the same are not Substantially Complete or due to the failure of a prior occupant to vacate the same, then the rent and term shall be postponed as hereinabove set forth, and such postponement shall be in full settlement of all claims which Tenant may otherwise have by reason of the delay of delivery.

          B. Landlord, at its sole option, may allow Tenant to enter into the Premises for the purpose of installing furniture, fixtures and equipment and other leasehold improvements, including, but not limited to, wall and floor coverings, millwork and draperies, subject to the terms of the Work Letter prior to the Commencement Date at its sole risk and with no obligation to pay rent provided that such entry and work do not unreasonably interfere in any way with the performance of Landlord's work or other workers in and about the Building. At any time during such period of early entry, if Landlord notifies Tenant that Tenant's entry or work is interfering with or delaying the performance of work to be performed by Landlord or other workers in and about the Building, or causing any disruption whatsoever, Tenant shall forthwith discontinue any further work and shall vacate the Premises, and shall cause its workmen or contractors to remove therefrom, any equipment, materials or installations which are the subject of Landlord's notice.

     23. REMOVAL OF TENANT'S PROPERTY: All movable furniture and personal effects of Tenant not removed from the Premises upon the vacation or abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefor, and Tenant shall reimburse Landlord for all reasonable expenses incurred in connection with the disposition of such property.

     24. HOLDING OVER: Should Tenant hold over after the termination of this Lease without Landlord's consent, Tenant shall be deemed a holdover tenant at will. During such holdover period, Tenant shall be liable for all damages incurred by Landlord as a result of Tenant's withholding of the Premises. Should Tenant holdover after the termination of this Lease, with Landlord's consent, Tenant shall become a tenant from month to month only upon each and all of the terms herein provided as may be applicable to such month to month tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay monthly rent equal to one hundred fifty percent (150%) of the last monthly rental rate plus all other monetary charges as provided herein. Such tenancy shall continue until terminated by Landlord, as provided by law, or until Tenant shall have given to Landlord at least thirty (30) days written notice prior to the last day of the calendar month intended as the date of termination of such month to month tenancy.

     25. PARKING AND COMMON AREAS: Tenant hereby agrees to rent from Landlord during the Primary Lease Term, the quantity of parking spaces as set forth on EXHIBIT E attached hereto and incorporated herein by this reference. Tenant shall pay to Landlord rent for the parking space(s) as set forth in EXHIBIT E. Such spaces shall be located as designated by Landlord. Landlord shall have the right, without obligation, and from time to time, to change the number of BUILDING total parking spaces, size, location, shape and arrangement of parking areas and other common areas, restrict parking of tenants or their guests to designated areas, designate loading or handicap loading areas, change the level or grade of parking and to charge for all parking or any portion thereof. Except as otherwise specifically provided herein, all access roads, courtyards and other areas, facilities or improvements furnished by Landlord are for the general and nonexclusive use in common of all tenants of the Building, and those persons invited upon the land upon which the Building is situated and shall be subject to the exclusive control and management of Landlord, and Landlord shall have the right, without obligation to establish, modify and enforce such rules and regulations, which the Landlord may deem reasonable and/or necessary. Unless as otherwise provided, Tenant's use of the parking area, as herein set forth, shall be in common with other tenants of the Building and any other parties permitted by Landlord to use the parking area. The parking rights herein granted shall not be deemed a lease but shall be construed as a license granted by Landlord to Tenant for the term of this Lease. Notwithstanding the above, tenant is guaranteed a minimum of nineteen parking spaces during the term of this lease.

     26. SURRENDER AND NOTICE: Upon the expiration or earlier termination of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted, and Tenant shall remove all of its movable furniture and other effects and such alterations, additions and improvements as Landlord shall require Tenant to remove pursuant to Paragraph 10 hereof. In the event Tenant fails to so vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs and damages, including but not limited to any amounts required to be paid to third parties who were to have occupied the Premises, incurred by Landlord as a result of such failure, plus interest thereon at the Interest Rate on all amounts not paid by Tenant within five (5) days of demand, until paid in full.

     27. ACCEPTANCE OF PREMISES BY TENANT: Taking possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises were in the condition agreed upon between Landlord and Tenant, and acknowledgment of satisfactory completion of the fix-up work which Landlord has agreed in writing to perform, except as otherwise set forth herein.

     28.  SUBORDINATION AND ATTORNMENT:

          A. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all present and future ground leases, overriding leases and underlying leases and/or grants of term of the real property and/or the Building or the Building Complex now or hereafter existing and to all deeds of trust, mortgages and building loan agreements, including leasehold mortgages and building loan agreements, which may now or hereafter affect the Building or the Building Complex or any of such leases, whether or not such deeds of trust or mortgages shall also cover other lands or buildings, to each and every advance made or hereafter to be made under such deeds of trust or mortgages, and to all renewals, modifications, replacements and extension of such leases, deeds of trust and mortgages. The provisions of this Paragraph shall be self-operative and no further instrument of subordination shall be required. However, in confirmation of such subordination, Tenant shall promptly execute and deliver to Landlord (or such other party so designated by Landlord) at Tenant's own cost and expense, within five (5) days after request from Landlord an instrument, in recordable form if required, that Landlord, the lessor of any such lease or the holder of any such deed of trust or mortgage or any of their respective successors in interest or assigns may request evidencing such subordination. Failure by Tenant to comply with the requirements of this Paragraph shall be a default hereunder. Notwithstanding the foregoing, in the event that Tenant does not execute such documents as may be required to confirm the subordination set forth in this Paragraph, Tenant hereby grants to Landlord a power of attorney coupled with an interest to act as Tenant's attorney in fact for the purposes of executing whatever documents are necessary to evidence such subordination. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this paragraph are hereinafter sometimes called "superior leases" and the deeds of trust or mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes called "superior deeds of trust" or "superior mortgages". The lessor of a superior lease or the beneficiary of a superior deed of trust or superior mortgage or their successors in interest or assigns are hereinafter sometimes collectively referred to as a "superior party". Notwithstanding the foregoing, upon Tenant's request, Landlord agrees to request such superior party grant to Tenant a non-disturbance agreement in the form then being used by such superior party for such purposes, providing that Tenant, notwithstanding a default by Landlord, shall be entitled to remain in possession of the Premises in accordance with the terms of this Lease for so long as Tenant shall not be in default of any term, condition or covenant of this Lease. Further, Tenant shall attorn to such superior party.

          B. Tenant shall take no steps to terminate this Lease, without giving written notice to such superior party, and a reasonable opportunity to cure (without such superior party being obligated to cure), any default on the part of Landlord under this Lease.

          C. If, in connection with the procurement, continuation or renewal of any financing for which the Building or the Building Complex or of which the interest of the lessee therein under a superior lease represents collateral in whole or in part, a lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold its consent thereto provided that such modifications do not increase the obligations of Tenant under this Lease or adversely affect any rights of Tenant or decrease the obligations of Landlord under this Lease.

     29. PAYMENTS AFTER TERMINATION: No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice of the commencement of a suit or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this Lease or otherwise exercise its rights and remedies hereunder. The payment of such sums of money, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or judgment theretofore obtained.

     30.  AUTHORITIES FOR ACTION AND NOTICE:

          A. Except as otherwise provided herein, Landlord may, for any matter pertaining to this Lease, act by and through its Building manager or any other person designated in writing from time to time.

          B. All notices or demands required or permitted to be given to Landlord hereunder shall be in writing, and shall be served by hand delivery or by deposit in the United States mail, with proper postage prepaid, certified or registered, return receipt requested, addressed as follows:

                    Investment Department
                    Provident Life and Accident Insurance Company
                    One Fountain Square
                    Chattanooga, TN 37402

     All notices or demands required or permitted to be given to Tenant hereunder shall be in writing and shall be served by hand delivery or by deposit in the United States Mail, with proper postage prepaid, certified or registered, return receipt requested, addressed to Tenant at the Premises.

     With a copy to:
                              EXECUTIVE TELECARD SA
                              1720 SOUTH BELLAIRE, # 1000
                              DENVER, CO

     Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be provided.
All notices or demands shall be deemed served on the day of delivery if hand delivered, or three (3) days after deposit in the U.S. Mail, if sent by registered or certified mail. The foregoing shall in no event prohibit notice from being given as provided by the federal or state Rules of Civil Procedure, as the same may be amended from time to time.

     31. LIABILITY OF LANDLORD: Landlord's liability under this Lease shall be limited to Landlord's estate and interest in the Building (or to the proceeds thereof) and no other property or other assets of Landlord or its partners (if Landlord is a partnership), agents, employees, legal representatives, successors or assigns, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Premises. Nothing contained in this Paragraph shall be construed to permit Tenant to offset against rents due a successor landlord, a judgment (or other judicial process) requiring the payment of money by reason of any default of a prior landlord, except as otherwise specifically set forth herein.

     32. BROKERAGE: Tenant represents and warrants that it has dealt only with MILE HIGH AND GRUBB & ELLIS (the "Broker") in the negotiation of this Lease. Landlord shall make payment of the brokerage fee due to the Broker pursuant to and in accordance with Landlord's separate agreement with the Broker. Tenant hereby agrees to indemnify and hold the Landlord harmless of and from any and all loss, costs, damages or expenses (including, without limitation, all attorneys' fees and disbursements) by reason of any claim of or liability to any other broker or person claiming through Tenant and arising out of or in connection with the negotiation, execution and delivery of this Lease. Additionally, Tenant acknowledges and agrees that Landlord shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease. In the event any claim shall be made against Landlord by any other broker who shall claim to have negotiated this Lease on behalf of Tenant or to have introduced Tenant to the Building or to Landlord, Tenant shall be liable for payment of all reasonable attorneys' fees, costs and expenses incurred by Landlord in defending against the same, and in the event such broker shall be successful in any such action, Tenant shall, in addition, make payment to such Broker.

     33.  TAXES:

          A. Tenant shall be liable for and shall pay at least ten (10) days before delinquency and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability in connection with, all taxes levied against any personal property, fixtures, machinery, equipment, apparatus, systems and appurtenances placed by or on behalf of Tenant in or about or utilized by Tenant in, upon or in connection with the Premises ("Equipment Taxes"). If any Equipment Taxes are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such personal property, fixtures, machinery, equipment, apparatus, systems or appurtenances of Tenant, and if Landlord, after written notice to Tenant pays the Equipment Taxes or taxes based upon such an increased assessment (which Landlord shall have the right to do regardless of the validity of such levy, but under proper protest if requested by Tenant prior to such payment and if payment under protest is permissible), Tenant shall pay to Landlord upon demand, as Additional Rent hereunder, the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment; provided, however, that in any such event, Tenant shall have the right, on behalf of Landlord and with Landlord's full cooperation, but at no cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such tax so paid under protest, and any amount so recovered shall belong to Tenant (provided Tenant has previously paid such amount to Landlord). Notwithstanding the foregoing to the contrary, Tenant shall cooperate with Landlord to the extent reasonably necessary to cause the fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of which the Premises form a part, and Landlord shall use reasonable efforts to treat all other Tenants on the same basis.

          B. Tenant shall pay to Landlord, as Additional Rent, any excise, sales, privilege or other tax, assessment or other charge (other than income or franchise taxes) imposed, assessed or levied by any governmental or quasi-governmental authority or agency upon Landlord on account of this Lease, the rent or other payments made by Tenant hereunder, any other benefit received by Landlord hereunder, Landlord's business as a lessor hereunder, or other in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder.

     34.  INTENTIONALLY DELETED.

     35.  RIGHTS RESERVED TO LANDLORD:

          A. All portions of the Building are reserved to Landlord except the Premises and the inside surfaces of all walls, windows and doors bounding in the Premises, but including exterior building walls, core corridor walls and doors and any core corridor entrance. Landlord also reserves any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as the right to access thereto through the Premises for the purposes of operation, maintenance and repair, upon written notice of not less than twenty-four (24) hours, except in the event of emergencies or apparent emergencies, when no prior notice shall be required.

          B. Landlord shall have the following rights without liability to Tenant for damage or injury to property, person or business (all claims for damage being hereby waived and released), and without effecting an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoffs or abatement of rent:

               (1) To enter the Premises as more fully provided in this Lease.

               (2) To install and maintain signs on the exterior and interior of the Building, except within the Premises, provided the signs do not block either completely or partially the exterior windows of the Premises.

               (3)  To have pass keys to the Premises.

               (4) To decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy during the last six (6) months of the term hereof if, during or prior to such time, Tenant has vacated the Premises, or at any time after Tenant abandons the Premises.

               (5) To have access to all mail chutes according to the rules of the United States Postal Service.

               (6) To do or permit to be done any work in or about the exterior of the Building or any adjacent or nearby building, land, street or alley.

               (7) To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by this Lease.

     36. FORCE MAJEURE CLAUSE: Wherever there is provided in this Lease a time limitation for performance by Landlord of any obligation, including but not limited to obligations related to construction, repair, maintenance or service, the time provided for shall be extended for as long as and to the extent that delay in compliance with such limitation is due to an act of God, governmental control or other factors beyond the reasonable control of Landlord.

     37.  SIGNAGE:

          A. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord, but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. A directory in a conspicuous place, with the names of Tenant, not to exceed FOUR name, shall be provided by Landlord on a one time basis. Any necessary revision to such directory and/or suite identification sign shall be made by Landlord, at Tenant's expense, within a reasonable time after written notice from Tenant of the change making the revision necessary should Tenant become a full floor Tenant and if Landlord chooses to construct a monument sign, Tenant will have the right to use the sign at Landlord's discretion. Landlord shall have the right to remove all non-permitted signs without notice to Tenant and at the expense of Tenant.

          B. Tenant shall only be permitted to install building standard signs and logos, subject to Landlord's prior written consent and criteria as to size, design, materials and location.

     38. ATTORNEYS' FEES: In the event of any dispute hereunder, or any default in the performance of any term or condition of this Lease, the prevailing party shall be entitled to recover all costs and expenses associated therewith, including reasonable attorneys' fees.

     39.  HAZARDOUS MATERIALS:

          A. Tenant shall (i) not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors, licensees or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises or Building Complex, or any part thereof, or if contamination of the Premises or Building Complex by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damages resulting therefrom, then Tenant shall indemnify, defend and hold Landlord, its agents, employees, legal representatives, successors and assigns, harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises and Building Complex, damages for the loss or restriction on use of any rentable or usable space or of any amenity of the Premises or Building Complex, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in or about the Building Complex or the soil or ground water on or under the Building Complex. Without limiting the foregoing, if the presence of any Hazardous Material on or about the Building Complex caused or permitted by Tenant results in any contamination of any portion thereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Building Complex to the condition existing prior to the introduction of any such Hazardous Material, subject to obtaining Landlord's prior written consent to the actions to be taken by Tenant. Landlord may properly require its consent to the selection of the contractors and other experts involved in the inspection, testing and removal or abatement activities, the scope of activities to be performed, the manner and method for performance of such activities, and such other matters as may be required or requested by Landlord for the safety of and continued use of the Building Complex and all occupants thereof. The obligations and liabilities of Tenant herein shall survive expiration or termination of this Lease.

          B. "Hazardous Material", as used in this Lease, shall be construed in its broadest sense and shall include asbestos, other asbestotic material (which is currently or may be designated in the future as a Hazardous Material), any petroleum base products, pesticides, paints and solvents, polychlorinated biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products (excluding commercially used cleaning materials in ordinary quantities) and any substance or material if defined or designated as a hazardous or toxic substance, or other similar term, by any federal, state or local law, statute, regulation, or ordinance affecting the Building Complex or Premises presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time.

     40. BANKRUPTCY OR INSOLVENCY. If the Tenant becomes a debtor under Chapter 7 of the United States Bankruptcy Code, or in the event that a petition for reorganization or adjustment of debts is filed concerning the Tenant under Chapter 11 or Chapter 13 of the Bankruptcy Code, or a proceeding filed under Chapter 7 is transferred to Chapter 11 or 13, the Trustee or the Tenant, as Debtor-in-Possession, shall be deemed to have rejected this Lease. No election by the Trustee or Debtor-in-Possession to assume this Lease shall be effective unless each of the following conditions, which Landlord and Tenant hereby acknowledge to be commercially reasonable in the context of a bankruptcy proceeding, has been satisfied, and the Landlord has so acknowledged in writing:

          A. The Trustee or Debtor-in-Possession has cured, or has provided the Landlord "adequate assurance" (as hereinafter defined) that from the date of such assumption, the Trustee or Debtor-in-Possession will promptly cure all monetary and non-monetary defaults under this Lease.

          B. The Trustee or Debtor-in-Possession has compensated, or has provided to the Landlord adequate assurance that within ten (10) days of the date of assumption, the Landlord will be compensated, for any pecuniary loss incurred by the Landlord arising from default of the Tenant, the Trustee or the Debtor-in-Possession as recited in the Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-in-Possession.

          C. The Trustee or Debtor-in-Possession has provided the Landlord with adequate assurance of future performance of each of the Tenant's, the Trustee's, or Debtor-in-Possession's obligations under this Lease; provided, however, that:

               (1) The Trustee or Debtor-in-Possession shall also deposit with the Landlord, as security for the timely payment of rent and other sums due hereunder, an amount equal to three months Base Rent, Additional Rent and other monetary charges accruing under this Lease; and

               (2) The obligations imposed upon the Trustee or Debtor-in-Possession shall continue with respect to the Tenant or any assignee of this Lease after the completion of the bankruptcy proceedings.

          D. For purposes of this Paragraph, Landlord and Tenant acknowledge that, in the context of the bankruptcy proceeding of the Tenant, at a minimum, "adequate assurance" shall mean:

               (1) The Trustee or Debtor-in-Possession will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure the Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill all of the obligations of Tenant under this Lease; or

               (2) The Bankruptcy Court shall have entered an order segregating sufficient cash payable to the Landlord, and the Trustee or Debtor-in-Possession shall have granted to the Landlord a valid and perfected first lien and security interest or mortgage in property of the Tenant, the Trustee or Debtor-in-Possession, acceptable as to value and kind to the Landlord, in order to secure to the Landlord the obligation of the Tenant, Trustee or Debtor-in-Possession to cure the monetary or non-monetary defaults under the Lease within the time period set forth above.

          E. The following conditions shall apply to any assignment of this Lease in Bankruptcy Proceedings:

               (1) If the Trustee or Debtor-in-Possession has assumed this Lease and elects to assign the Lease to any other person, such interest or estate of Tenant in this Lease may be so assigned only if the Landlord has acknowledged in writing that the intended assignee can provide to the Landlord "adequate assurance of future performance" (as hereinafter defined) of all of the terms, covenants and conditions of this Lease to be performed by the Tenant.

               (2) For the purposes of this provision, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding, at a minimum, "adequate assurance of future performance" shall mean that each of the following conditions has been satisfied, and the Landlord has so acknowledged in writing:

                         (a)  The proposed assignee has submitted a
current financial statement audited by a Certified Public Accountant which shows the net worth and working capital and amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of Tenant's obligations under this Lease;

                         (b)  The proposed assignee, if requested by the
Landlord, shall have obtained guarantees in form and substance satisfactory to the Landlord from one or more persons who satisfy the Landlord's standards of creditworthiness;

                         (c)  The Landlord has obtained all consents or
waivers from any third party required under any lease, mortgage, financing arrangement, or other agreement by which the Landlord is bound, in order to permit the Landlord to consent to such assignment.

     41.  MISCELLANEOUS:

          A. The rules and regulations attached hereto as EXHIBIT F, as well as such rules and regulations as may hereafter be adopted by Landlord for the safety, care and cleanliness of the Premises and the Building and the preservation of good order thereon, are hereby expressly made a part hereof, and Tenant agrees to obey all such rules and regulations. The violation of any of such rules and regulations by Tenant shall be deemed a breach of this Lease by Tenant affording Landlord all the remedies set forth herein. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations.

          B. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building at the time in question, and in the event of any transfer or transfers of the title thereto, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released from and after the date of such transfer or conveyance of all liability in respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and relating to events occurring thereafter; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

          C. As used in this Lease, the term "ordinary business hours" shall mean the hours from 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, except for New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other national or state holiday as may be established from time to time ("Holidays").

          D. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord, if Landlord fails to perform its obligations set forth herein, except as herein specifically set forth; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building Complex or any portion thereof whose address Tenant has been notified in writing and so long as an opportunity has been granted to Landlord and such holder to correct such violation as provided in Paragraph 41(h) hereof.

          E. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable, provided such addition does not increase or decrease the obligations of or derogate from the rights or powers of either Landlord or Tenant.

          F. The captions of each paragraph are added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

          G. Except as herein specifically set forth, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, successors and assigns. The terms, conditions and covenants hereof shall also be considered to be covenants running with the land.

          H. Except as otherwise specifically provided herein, in the event Landlord shall fail to perform any of the agreements, terms, covenants or conditions hereof on Landlord's part to be performed, and such nonperformance shall continue for a period of thirty (30) days after written notice thereof, from Tenant to Landlord, or if such performance cannot be reasonably had within such thirty (30) day period, and Landlord shall not in good faith have commenced such performance within such thirty
(30) day period and proceed therewith to completion, it shall be considered a default of Landlord under this Lease. Tenant shall give written notice to Landlord in the matter herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. In addition, Tenant shall send notice of such default by certified or registered mail, with proper postage prepaid, to the holder of any mortgages or deeds of trust covering the Building Complex or any portion thereof of whose address Tenant has been notified in writing and shall afford such holder a reasonable opportunity to cure any alleged default on Landlord's behalf.

          I. If there is more than one entity or person which or who are the Tenants under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

          J. No act or thing done by Landlord or Landlord's agent during the term hereof, including but not limited to any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding upon Landlord unless such act or things shall be by an officer of Landlord or a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord, or Landlord's agent, employees or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

          K. Landlord shall have the right to construct other buildings or improvements in any common area, or any other area designated by Landlord for use by tenants or to change the location, character or make alterations of or additions to any of said common areas or other areas. Landlord, during the entire term of this Lease, shall have the right to change the number and name of the Building at any time without liability to Tenant.

          L. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties, except such as are expressed in this Lease.

          M. Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease shall be limited to its interests in this building.

          N.   Time is of the essence hereof.

          O. Tenant and Landlord and the party executing this Lease on behalf of each of them represent to each other that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to each other a resolution or similar document to that effect.

          P. This Lease shall be governed by and construed in accordance with the laws of the State where the Premises are located.

          Q. This Lease, together with the exhibits attached hereto, contains the entire agreement of the parties and may not be amended or modified in any manner except by an instrument in writing signed by both parties. Tenant shall not record this Lease or a memorandum hereof.

          R. Tenant shall not use the name of the Building, the Building Complex or the development in which the Building is situated as part of its legal or trade name, nor for any purpose other than as an address for the business to be conducted by Tenant in the Premises.

          S. In the event Landlord makes available to Tenant and its employees any area of the Building Complex for use as an athletic/health facility, Tenant agrees, on behalf of itself and its employees, that Landlord shall have no liability for any damages or injuries incurred by any person as a result of the use of such facility.

          T. The submission or delivery of this document for examination and review does not constitute an option, an offer to lease space in the Building or an agreement to lease. This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant.

          U. Tenant acknowledges that the presence in and use of the Tower Colorado Fitness Center can constitute a dangerous activity and may expose the user to considerable risk of personal injury or death. Tenant agrees to indemnify and hold harmless Landlord, its agents, employees, contractors, legal representatives, successors and assigns from all liability and all claims of liability for any injury to or death of Tenant, its employees and any authorized and/or unauthorized guests or invitees, resulting from the use of the Tower Colorado Fitness Center. Tenant further agrees that it and any of its employees shall execute, if requested by Landlord, a release of liability agreement before access to the Tower Colorado Fitness Center is allowed. Landlord may deny access to Tenant or any individual who refuses to execute said agreement.

     42. LABORATORY SAMPLES: Tenant hereby acknowledges and agrees that, in the event Tenant requires any off-Premises testing of blood or tissue samples ("Samples") which Samples are picked up by a testing laboratory or other courier service, such Samples shall be picked up from inside the Tenant's Premises and shall not be left in any common area of the Building for pick-up. The Samples shall be disseminated only to those persons who are authorized by Tenant to remove Tenant's Samples from the Premises. Landlord shall in no manner be responsible for Samples, Furthermore, Tenant hereby agrees to indemnify and hold Landlord harmless from and against any loss, claim, damage, cost or expense including, without limitation, attorneys' fees, which Landlord may incur as the result of the existence of the Samples.

     43.  MEDICAL WASTE:

          A. Tenant shall be responsible for the same and complete disposal of all items, instruments or things which are utilized by Tenant, its agents or employees, in the treatment of patients or other individuals treated upon the Premises, including but not limited to: needles, syringes, bandages, medical instruments, tissues, containers, receptacles, swabs, etc., as well as any and all potentially, possible or actually contaminated, hazardous, diseased, infected or infectious material, substance or thing utilized or brought upon the Premises by Tenant or others. All such disposal shall comply fully with all applicable laws and regulations.

          B. Tenant hereby indemnifies Landlord, its agents and employees, from any judgment, loss or claim, including attorneys' fees incurred in defending against any such loss or claim entered against, incurred or sustained by any or either of them as the result of any injury to any individual or entity occasioned by contact with or exposure to any infectious, infected, hazardous or contaminated material, substance or thing utilized, applied, removed or received by Tenant, its agents or employees.

     44.  RIGHT OF FIRST OPTION:

          A. Provided that Tenant is not then in default under the Lease and has not previously defaulted in the payment of any amounts due under the Lease (subject to applicable grace periods, if any and subject to any previous or existing rights of other tenants in the building which exist as of the date hereof). Tenant shall have the right (the "Option to Expand") to lease all or a portion of the remaining additional space on the tenth floor of the building which is adjacent to the Premises (the "Option Space") as the same may become available during the initial term of the Lease, on the terms and conditions set forth herein.

          B. Prior to execution of a lease on the First Option Premises, Landlord agrees to notify Tenant in writing of said bona fide third party offer, which notification shall contain the terms and conditions of the written offer.

          C. Tenant shall have two (2) business days from receipt of said written offer to exercise this Right of First Option. In the event that Tenant does elect to exercise this Right of First Option, Tenant shall, within three (3) business days from receipt of said written offer to exercise thereof, enter into a lease agreement for said premises with Landlord on the same terms and conditions as said bona fide third party offer or the terms and conditions outlined herein, whichever is higher. Notwithstanding anything herein the Tenant Improvements will be prorated based on the time remaining on this Lease.

          D. The Option is personal to Tenant and is not transferable to any assignee, sublessee or other successor in interest.

     45. OPTION TO RENEW: Provided that Tenant is not in default under the Terms of this Lease, or if Tenant cures any such default within the time period provided elsewhere herein, Tenant shall have a one-time right to renew ("Option to Renew") this Lease for one (1) additional term(s) of five (5) year(s), subject to the following terms and conditions:

          A. The Base Rent for renewal term shall be the then prevailing market lease rate for comparable office space at the time of renewal, but in no event shall the base rent for the renewal term be less than the Base Rent for the Primary Lease Term.

          B. Notice of Tenant's intent to renew the Lease shall be given to Landlord at least one hundred eighty (180) days prior to the expiration date of the Primary Lease Term.

          C. Tenant's leasing of the Premises during the Renewal Term shall be subject to the same terms, covenants and conditions set forth in the Lease with the exception or any provision granting Tenant a tenant finish allowance, or similar monetary inducement or concession, and with the exception of base rent.

          D. Failure of Tenant to exercise the Option to Renew in the time and manner set forth herein shall result in automatic termination of the same.

          E. The Option to Renew may not be exercised by any subtenant and may only be exercised by an assignee if simultaneously exercised by the assignee and the Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.


LANDLORD:

Provident Life and Accident Insurance Company, a Tennessee Corporation

BY:  AMRESCO Management, Inc., Servicer

By:  /s/

Title: Authorized Signatory

TENANT:

EXECUTIVE TELECARD, S.A.
a            Corporation


By:
Title:

STATE OF COLORADO   )
                    )    ss
COUNTY OF           )

     The foregoing instrument was acknowledged before me this       day of
         , 19  , by                               as Authorized Signatory
of PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY, a Tennessee corporation.

Witness my hand and official seal.

My Commission Expires:


Notary Public


STATE OF COLORADO   )
                    )    ss
COUNTY OF DENVER    )

     The foregoing instrument was acknowledged before me this 15th day of
December, 1995, by                     as                of
    .

Witness my hand and official seal.

My Commission Expires: 12-16-99

/s/ Shirley M. Young
Notary Public







                          FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE is made and entered into this 19th day of April, 1996, by and between Provident Life and Accident Insurance Company, a Tennessee Corporation, as successor in interest to Provident National Assurance Company, ("Landlord"), and Executive TeleCard, SA ("Tenant").

                                  RECITALS

     A. Landlord and Tenant entered in that certain office lease, dated December 15, 1995 (hereinafter "Lease"), pursuant to which Tenant leased Suite 1000, consisting of approximately 8,095 square feet of rentable area (hereinafter "Premises"), of the office building known as Tower Colorado, located at 1720 S. Bellaire St., Denver, Colorado (hereinafter "Building").

     B. Tenant has requested and Landlord has agreed to lease to Tenant an additional 2,433 square feet ("Expansion Premises") which space has been designated on Exhibit "A" of the First Amendment to Lease.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant amend the Lease as follows:

     1. PREMISES. Landlord and Tenant agree the Rentable Area Leased is 8,095, the Expansion Premises rentable leased area is 2,433 square feet for a total of 10,528 square feet as designated on Exhibit "A" of the First Amendment to Lease.

     2. TERM. Landlord and Tenant desire to lease the Expansion Premises conterminously with the existing premises.

     3. RENTAL. Tenant agrees to pay Landlord for use and occupancy of the Premises and Expansion Premises, without notice or demand in advance on the first day of each calendar month during the Lease Extension. The base rental shall be as follows:

       MONTHS       ANNUAL RENT   MONTHLY RENT
        1-12        $142,128.00    $11,844.00
        13-24       $147,392.05    $12,282.67
        25-36       $152,656.03    $12,721.34
        37-48       $157,920.00    $13,160.00
        49-60       $163,183.97    $13,598.66

     5. PARKING. Tenant shall be entitled to an additional six (6) parking spaces in the parking garage at no charge for the initial term.

     6. TENANT FINISH. Landlord shall, at Landlords sole cost and expense (which expense shall not exceed $19,464.00) alter and construct the expansion space on the 10th floor using Landlords standard building materials, herein defined as the quantity, style and quality of material finishes and workmanship from time to time specified by Landlord for Tower Colorado, including architectural and construction drawings. If the tenant finish costs exceed the $19,464.00 allowance, all additional costs will be the sole cost and expense of the tenant and such cost will be due and payable within sixty (60) days of a written invoice from Landlord.

     7. TENANT'S PROPORTIONATE SHARE. Tenant's Proportionate Share shall be changed to 8.196%.

     8. BROKERAGE. Tenant warrants that it had no dealings with any broker, agent or any other person in connection with the negotiation or execution of this Amendment other than Mile High Property Services, Inc., and other agents, and employees of other agents, purported to represent the Landlord.

          Tenant agrees to indemnify and hold harmless Landlord from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent with respect to this Lease on account of Tenant's acts. Landlord agrees to indemnify and hold harmless Tenant from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent with respect to this Lease on account of Landlord's acts.

     In the event this Amendment to Lease conflicts with, varies from or modifies the terms and provisions of the Lease, then, in such event, the terms and provisions hereof shall control and govern the rights and obligations of Landlord and Tenant. In all other respects, the terms of the Lease and First Amendment to Lease are republished and reaffirmed hereby and shall remain binding on the parties, their representative and assigns, except as specifically modified in this Agreement.

     IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease this 24th day of April, 1996.

                       LANDLORD:  PROVIDENT LIFE AND ACCIDENT INSURANCE
                                  COMPANY

                                  BY:  AMRESCO Management, Inc., Servicer


                                  By:  /s/

                                  Title:  Vice President


                       TENANT:    EXECUTIVE TELECARD, SA


                                  By:  /s/

                                  Title:  Executive Vice President